UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2017

EP ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 997-1200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2017, the Board of Directors of EP Energy Corporation (the “Company”) appointed Alan R. Crain, Jr. to serve on the Company’s Board of Directors, effective as of May 9, 2017. Mr. Crain will also serve on the Board’s Audit, Compensation and Governance and Nominating Committees. Mr. Crain was appointed as a Class I director, with an initial term expiring at the Company’s 2018 annual meeting of stockholders. Mr. Crain was selected for appointment by certain affiliates of Apollo Global Management, LLC (collectively, the “Apollo Sponsor”) pursuant to the Apollo Sponsor’s director designation rights under the Company’s Stockholders Agreement, dated as of August 30, 2013, by and among the Company and the holders party thereto. There are no material relationships between Mr. Crain and any of the Company’s directors, executive officers, or the immediate family members of any such person and there are no family relationships between Mr. Crain and any of the Company’s directors or executive officers.

In accordance with the Company’s independent director compensation program, Mr. Crain will receive an annual cash retainer of $70,000 for his services on the Board plus $7,500 for his service on the Audit Committee, $5,000 for his service on the Compensation Committee and $5,000 for his service on the Governance and Nominating Committee. Mr. Crain will also receive an annual equity grant of restricted stock with a value of $175,000.

Mr. Crain has been determined to be an independent director for purposes of the listing standards of the New York Stock Exchange.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders of EP Energy Corporation (the “Company”) was held on May 8, 2017. A total of 227,213,457 shares of the Company’s Class A common stock entitled to vote were present or represented by proxy at the meeting constituting a quorum for the transaction of business. At the meeting, the following proposals were presented for a stockholders’ vote: (i) the election of four Class III directors; (ii) an advisory vote on the compensation of the Company’s named executive officers (say on pay); and (iii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Proposal 1
Each of the four Class III directors nominated by the Company was elected for a three-year term with the following voting results:

Nominee	For	Withhold	Broker Non-Votes
Gregory A. Beard	208,614,310	10,071,739	8,527,408
Scott R. Browning	213,730,244	4,955,805	8,527,408
Keith O. Rattie	216,242,579	2,443,470	8,527,408
Brent J. Smolik	216,394,574	2,291,475	8,527,408
Robert M. Tichio	213,918,171	4,767,878	8,527,408

Proposal 2
The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved with the following voting results:

For	Against	Abstain	Broker Non-Votes
218,160,218	467,877	57,954	8,527,408

Proposal 3
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified with the following voting results:

For	Against	Abstain	Broker Non-Votes
226,871,999	247,251	94,207	-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP ENERGY CORPORATION

Date: May 9, 2017	By:	/s/ Marguerite N. Woung-Chapman
Marguerite N. Woung-Chapman
Senior Vice President and General Counsel